Exhibit 99.2

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION.  AS A RESULT, FOLLOWING ANY REDEMPTION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT AND ACCRUED INTEREST SET FORTH BELOW.

10% CONVERTIBLE UNSECURED NOTE

OF

LIQUIDMETAL TECHNOLOGIES, INC.

Note No.: B-		Original Principal Amount:
Original Issuance Date:	June 13, 2005	Lake Forest, California

THIS NOTE (this “Note”) is one of a duly authorized issue of Notes issued by LIQUIDMETAL TECHNOLOGIES, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), designated as the Company’s 10% Convertible Unsecured Short Term Note in an aggregate principal amount equal to approximately Three Million Two Hundred Fifty Thousand U.S. Dollars (U.S. $3,250,000) (the “Notes”).  All principal and interest under this Note shall become due and payable on the first to occur of (i) June 13, 2006 or (ii) the consummation of any public or private equity or debt offering or restructuring transaction (through a merger, sale, recapitalization, extraordinary dividend, stock repurchase, spin-off, joint venture or otherwise) pursuant to which the Company receives gross proceeds of at least $4,000,000 (a “Follow-On Financing”) after the date hereof (the “Maturity Date”).

FOR VALUE RECEIVED, the Company hereby promises to pay to the order of                                   , or its registered assigns or successors-in-interest (“Holder”), the principal sum of                                                (U.S. $              ) together with all accrued but unpaid interest thereon, if any, on the Maturity Date, in accordance with the terms hereof.  Interest on the unpaid principal balance hereof shall accrue at the rate of 10% per annum from the original date of issuance, June 13, 2005 (the “Issuance Date”), until the same becomes due and payable on the Maturity Date, or such earlier date upon acceleration or by redemption in accordance with the terms hereof or of the other Transaction Documents.  Interest on this Note shall accrue daily commencing on the Issuance Date and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed and shall be payable in accordance with Section 1 hereof.  Notwithstanding anything to the contrary contained herein, this Note shall bear interest on the due and unpaid Principal Amount from and after the occurrence and during the continuance of an Event of Default pursuant to Section 3(a), at the rate

(the “Default Rate”) equal to the lower of fourteen percent (14%) per annum or the highest rate permitted by law.  Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees and any remaining amount to principal.

Except as otherwise provided herein, all payments of principal and interest on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note.  This Note may be prepaid in whole or in part at any time without penalty.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Securities Purchase Agreement dated on or about the Issuance Date pursuant to which the Note was originally issued (the “Purchase Agreement”).  For purposes hereof the following terms shall have the meanings ascribed to them below:

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

“Debt” shall mean indebtedness of any kind.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Principal Amount” shall refer to the sum of (i) the original principal amount of this Note, (ii) all accrued but unpaid interest hereunder, and (iii) any default payments owing under the Transaction Documents but not previously paid or added to the Principal Amount.

“Underlying Shares”  means the shares of Common Stock into which this Note is convertible in accordance with the terms hereof.

The following terms and conditions shall apply to this Note:

Section 1.      Payments of Principal and Interest.

(a)   Interest Payments.  The Company shall pay all accrued but unpaid interest on the Principal Amount of this Note (the “Quarterly Amount”), on the first business day of each consecutive calendar quarter (each an “Interest Payment Date”) beginning on July 1, 2005.  The Quarterly Amount shall be paid in cash.

(b)   Payment of Principal.  Subject to the provisions hereof, including, without limitation, the right to obtain prepayment of the Principal Amount provided herein, the Principal Amount of this Note shall be due and payable on the Maturity Date.  Payment of the Principal Amount shall be effected in cash.

(c)   Taxes.  The Company may withhold and pay over to the relevant authorities any appropriate tax or other legally required withholdings from any interest payment to be made to the Holder to the extent that such withholding is required by the Internal Revenue Code or any other applicable law, rule, or regulation.

(d)   Redemption Right.  This Note and its related Warrants issued pursuant to the Purchase Agreement will be redeemable at the option of the Holder if, on the date that is 180 calendar days of the Issuance Date of this Note, the Company is either (i) not then current in the filing of its periodic reports with the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or (ii) not listed, traded, or quoted on an Approved Market (the “Redemption Right”).  The redemption price of this Note and its related Warrants under this Redemption Right will be equal to the principal amount of this Note plus all accrued and unpaid interest thereon.  Holder’s election to exercise this Redemption Right must be made in writing (a “Notice of Exercise”) within seven (7) days after the date which is 180 calendar days from the Issuance Date of this Note, and the Company will effect such redemption and pay the redemption price within 30 days of the delivery to the Company of the Notice of Exercise, although the Company shall not be required to pay the redemption price unless and until the Holder tenders to the Company the originally executed version of this Note and the related Warrants.  In the event that the Redemption Right is properly exercised for this Note, this Note shall be deemed to have accrued interest at a rate equal to 14% per annum since the Issuance Date (in lieu of and notwithstanding the interest rate otherwise specified herein), provided that any additional interest above the rate otherwise specified herein and payable by reason of the operation of this paragraph shall not be due and payable until the date on which this Note is actually required to be redeemed by the Company.  In the event that Holder elects to exercise the Redemption Right, then the payment by the Company of the redemption price in accordance with this paragraph shall constitute the sole and exclusive remedy of Holder with respect to any breach or Event of Default under this Note, the Purchase Agreement, and the Transaction Documents, and by electing to exercise the Redemption Right, Holder irrevocably waives any and all provisions.

Section 2.      Seniority.  The obligations of the Company hereunder shall rank senior to all other Debt of the Company, whether now or hereinafter existing, except to (A) the Company’s and its subsidiaries’ outstanding debt to Kookmin Bank, (B) the previously issued 10% Senior Secured Notes Due July 29, 2005 and 6% Senior Secured Notes Due July 29, 2007 of the Company (the “July 2005 Notes”), and (C) the other obligations described in Section 3.2 of the Purchase Agreement.  Notwithstanding the Maturity Date of this Note, the Company will not make any payments of Principal under this Note unless and until all amounts due and payable under the July 2005 Notes have been paid in full (unless otherwise waived in writing by the holders of the July 2005 Notes).

Section 3.      Defaults and Remedies.

(a)   Events of Default.  An “Event of Default” is:  (i) a default in payment of the Principal Amount, when due, or failure to pay any accrued but unpaid interest thereon of the Note within five (5) days the date such interest payment is due; (ii) a default in the timely issuance of the Underlying Shares upon and in accordance with the terms hereof (where for purposes of this Note, the term timely shall mean within ten (10) days following the conversion date) (iii) failure by the Company for thirty (30) days after written notice has been received by the Company to comply with any other material provision of the Note, the Purchase Agreement or the Transaction Documents, (iv) a material breach by the Company of its representations or warranties in the Purchase Agreement or  Transaction Documents that remains uncured for thirty (30) business days after notice  to the Company; (v) any event or condition shall occur which (x) results in the acceleration of the maturity of any material long-term debt (other than the Note) of the Company or any of its subsidiaries, or (y) enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such material long-term debt or any or person acting on behalf of such holder’s behalf to accelerate the maturity thereof, or (vi) if the Company or any of its subsidiaries is subject to any Bankruptcy Event.  “Bankruptcy Event” means any of the following events: (a) the Company or any subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any subsidiary thereof; (b) there is commenced against the Company or any subsidiary any such case or proceeding that is not dismissed within 30 days after commencement; (c) the Company or any subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 30 days; (e) the Company or any subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

(b)   Remedies.  If an Event of Default occurs and is continuing with respect to the Note, the Holder may declare all of the then outstanding Principal Amount of this Note, including any interest due thereon, to be due and payable immediately.  The Company shall pay interest on such amount in cash at the Default Rate to the Holder if such amount is not paid within two (2) days of Holder’s request.  The remedies under this Note shall be cumulative.

Section 4.      Covenants.

(a)   Set-Aside.  The Company covenants and agrees that for so long as any portion of the indebtedness evidenced by this Note, whether principal, accrued and unpaid interest or any other amount at any time due hereunder, remains unpaid, the Company shall set aside a portion of any funds received from additional financings in excess of $1,000,000 in net proceeds after the date hereof to pay all Quarterly Amounts and the Principal Amount, when due, under this Note.

(b)   Additional Financings.  The Company will not, and will not permit its subsidiaries to, agree, directly or indirectly, to any restriction with any person or entity that limits the ability of the Holder and the Holder’s Representative to consummate an additional financing with the Company or any of its subsidiaries during the 45-day exclusivity period set forth in the Letter of Intent, dated May 19, 2005, between the Company and Commonwealth Associates, L.P. (the “Letter of Intent”)  The Company will offer the Holder the right to participate in any transaction that is consummated based on the Letter of Intent.

Section 5.      Conversion.

(a)   Conversion by Holder.  From and after the Conversion Commencement Date (as defined below), and subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at Holder’s option, at any time and from time to time to convert, in part or in whole, the outstanding Principal Amount under this Note into shares of the Company’s common stock, par value $.001 per share (“Common Stock”), by delivering to the Company a fully executed notice of conversion in the form of conversion notice attached hereto as Exhibit A (the “Conversion Notice”), which may be transmitted by facsimile (with the original mailed on the same date by certified or registered mail, postage prepaid and return receipt requested).  The Conversion Notice shall specify a date for the conversion to be effective, which date shall be no earlier than the date on which the

Conversion Notice is delivered (the “Conversion Date”), and the Conversion Notice shall be irrevocable when delivered.  The term “Conversion Commencement Date” shall mean the date which is one hundred twenty (120) calendar days after the Original Issuance Date of this Note, but only if both of the following conditions are satisfied as of such date: (i) a Qualified Financing  does not close by such date, and (ii) the Company fails by such date to redeem this Note at a redemption price equal to the Principal Amount and all accrued but unpaid interest hereon.  If the conditions set forth in the preceding sentence are not satisfied as of such date, then the Conversion Commencement Date shall not occur and this Note shall not become convertible at any time.  For purposes of this Note, the following definitions shall apply:

(i)    The term “Qualified Financing” means any debt or equity financing of the Company resulting in aggregate Gross Proceeds to the Company of at least $5.0 million and in which the holders of at least sixty percent (60%) of the aggregate principal amount of the 2007 Notes either (i) agree that the New Securities shall be pari passu in order of payment to the 2007 Notes held by them or (ii) exchange their 2007 Notes for New Securities in the financing transaction.

(ii)   The term “Gross Proceeds” shall mean (i) the aggregate cash amounts invested in the Qualified Financing before placement agent fees or commissions, underwriting discounts, and expenses, plus (ii) the value of other securities of the Company exchanged for New Securities in the transaction.

(iii)  The term “New Securities” shall mean the debt or equity securities issued by the Company in the Qualified Financing.

(iv)  The term “2007 Notes” shall mean the 6% Senior Secured Notes Due July 2007 of the Company that are outstanding as of the date hereof.

(b)   Conversion Procedures.  Upon conversion of this Note pursuant to this Section 5, the outstanding Principal Amount hereunder shall be converted into such number of fully paid, validly issued and non-assessable shares of Common Stock, free of any liens, claims and encumbrances, as is determined by dividing the outstanding Principal Amount being converted by the then applicable Conversion Price and any accrued but unpaid interest shall be paid in cash.  The “Conversion Price” of this Note shall be an amount equal to seventy five percent (75%) of the closing price of the Common Stock on the first Trading Day immediately preceding the Conversion Date.  The Company will deliver to the Holder not later than three (3) Trading Days after the Conversion Date, a certificate or certificates which shall be free of restrictive legends and trading restrictions (assuming that the Registration Statement has been declared effective), representing the number of shares of Common Stock being acquired upon the conversion of this Note.

(c)   Fundamental Changes.  In case any transaction or event (including, without limitation, any merger, consolidation, combination, recapitalization, sale of assets, tender or exchange offer, reclassification, compulsory share exchange or liquidation) shall occur in which all or substantially all outstanding shares of Common Stock are converted into or exchanged or acquired for or constitute the right to receive stock, or other securities, cash, property or assets (each a “Fundamental Change”), the Holder of this Note outstanding immediately prior to the occurrence of such Fundamental Change shall have the right upon any subsequent conversion to receive the kind and amount of stock, other securities, cash, property or assets that such holder would have received if such share had been converted immediately prior to such Fundamental Change.

(d)   Reservation and Issuance of Underlying Securities.  The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note (including repayments in stock), free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of the Note, not less than such number of shares of Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Exchange Agreement) be issuable (taking into account the adjustments under this Section 5 but without regard to any ownership limitations contained herein) upon the conversion of this Note hereunder in Common Stock (including repayments in stock).  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, nonassessable and freely tradeable.

(e)   No Fractions.  Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing price of a share of Common Stock at such time.  If the Company elects not, or is unable, to make such cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(f)    Charges, Taxes and Expenses.  Issuance of certificates for shares of Common Stock upon the conversion of this Note (including repayment in stock) shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, this Note when surrendered for conversion shall be accompanied by an assignment form; and provided further, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any such transfer.

(g)   Cancellation.  After all of the Principal Amount (including accrued but unpaid interest and default payments at any time owed on this Note) has been paid in full or converted into Common Stock, this Note shall automatically be deemed canceled and the Holder shall promptly surrender the Note to the Company at the Company’s principal executive offices.

Section 6.      General.

(a)   Payment of Expenses.  The Company agrees to pay all reasonable charges and expenses, including attorneys’ fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

(b)   Savings Clause.  In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.  In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law.  If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt.  If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

(c)   Amendment.  Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

(d)   Assignment, Etc.  The Holder may assign or transfer this Note to any transferee.  The Holder shall notify the Company of any such assignment or transfer promptly.  This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

(e)   No Waiver.  No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power.  Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

(f)    Governing Law; Jurisdiction.

(i)    Governing Law.  THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

(ii)   Jurisdiction.  The Company irrevocably submits to the jurisdiction of any State or Federal Court sitting in the State of New York, County of New York, over any suit, action, or proceeding arising out of or relating to this Note.  The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum.

The Company agrees that the service of process upon it mailed by certified or registered mail, postage prepaid and return receipt requested (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding.  Nothing herein shall affect Holder’s right to serve process in any other manner permitted by law.  The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(iii)  NO JURY TRIAL.  THE COMPANY HEREBY KNOWINGLY AND VOLUNTARILY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE.

(g)   Replacement Notes.  This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same.  No service charge will be made for such registration or exchange.  In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Note.

(h)   Cancellation.  After all of the Principal Amount (including accrued but unpaid interest and default payments at any time owed on this Note) has been paid in full, this Note shall automatically be deemed canceled and the Holder shall promptly surrender the Note to the Company at the Company’s principal executive offices.

(i)    Notices Procedures.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, shall be in writing and delivered personally, by confirmed facsimile, or by a nationally recognized overnight courier service to the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Exchange Agreement.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder.  Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when delivered personally, (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Eastern Time) or (iii) upon receipt, when deposited with a nationally recognized overnight courier service.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on the date first set forth above.

LIQUIDMETAL TECHNOLOGIES, INC.

		By:	/s/ John Kang
John Kang, President and Chief Executive Officer

Attest:

Sign:	/s/ Tony Chung
Print Name: Tony Chung

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be Executed by the Holder

in order to Convert a Note)

The undersigned hereby elects to convert the aggregate outstanding Principal Amount (as defined in the Note) indicated below of this Note into shares of Common Stock, $0.001 par value per share (the “Common Stock”), of LIQUIDMETAL TECHNOLOGIES, INC. (the “Company”) according to the conditions hereof, as of the date written below.  If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion information:
Date to Effect Conversion

Aggregate Principal Amount of Note Being Converted

Number of shares of Common Stock to be Issued

Applicable Conversion Price

Signature

Name

Address